ImmuCell Corporation

EXHIBIT 23

CONSENT OF BAKER NEWMAN & NOYES, LLC

CONSENT OF INDEPENDENT Registered Public Accounting Firm

To the Board of Directors

ImmuCell Corporation

We consent to the incorporation by reference in Registration Statement No. 333-02631, No. 333-65514 and No. 333-167721 on Form S-8 of ImmuCell Corporation of our report, dated March 26, 2014, relating to our audit of the financial statements which appears in this Annual Report on Form 10-K of ImmuCell Corporation for the year ended December 31, 2013.

Portland, Maine	/s/ Baker Newman & Noyes
March 26, 2014	Limited Liability Company